CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Contract Owners
Kansas City Life Variable Life Separate Account
  and
The Board of Directors and Stockholders
Kansas City Life Insurance Company:

We consent to the use of our report dated February 28, 2007, with respect to the consolidated financial statements of Kansas City Life Insurance Company and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ending December 31, 2006 and to the use of our report dated April 25, 2007, with respect to the statement of net assets of Kansas City Life Variable Life Separate Account (comprised of individual subaccounts as listed in note 1) as of December 31, 2006, and the related statement of operations for the year then ended; the statements of changes in net assets for each of the years in the two-year period then ended; and financial highlights for each of the years in the five-year period then ended, which reports appear in the Statement of Additional Information accompanying the Prospectus of Century II Heritage Survivorship Variable Universal Life, included in the Post-Effective Amendment No. 7 to the Registration Statement under the Securities Exchange Act of 1933 (File No. 333-69508) on Form N-6 and Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09080) on Form N-6 and to the reference to our firm under the heading Experts, also in the Statement of Additional Information. Our report on the consolidated financial statements contains an explanatory paragraph that states that as discussed in note 1 to the consolidated financial statements, the Company adopted Statement of Financial Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006.

Kansas City, MO
April 26, 2007